UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive

Suite 800

San Jose, CA 95110

(Address of principal executive offices, including zip code)

408-944-4000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mr. Gacek as Chief Executive Officer and Member of the Board

Effective April 1, 2011, the board of directors of Quantum Corporation (the "Company") appointed Jon W. Gacek, 49, the Company's current President and Chief Operating Officer, to be the Company's President and Chief Executive Officer. In addition, the Board increased its size to nine (9) members, and elected Mr. Gacek as a director of the Board.

Mr. Gacek joined the Company as Executive Vice President and Chief Financial Officer in August 2006, upon the Company's acquisition of Advanced Digital Information Corp. ("ADIC") and assumed the role of Chief Operating Officer in June 2009 and President in January 2011. Previously, he served as the Chief Financial Officer at ADIC from 1999 to 2006 and also led Operations during his last three years there. Prior to ADIC, Mr. Gacek was an audit partner at PricewaterhouseCoopers LLP.

Mr. Gacek does not have any family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Compensatory Arrangements for Mr. Gacek

In connection with Mr. Gacek's appointment, the Company entered into an offer letter with Mr. Gacek, the material terms of which are as follows:

    Mr. Gacek will be paid an annual base salary of $585,000.

    Mr. Gacek will be eligible to participate in Quantum's Chief Executive Officer Annual Incentive Plan (the "Incentive Plan"). Mr. Gacek's Incentive Plan target will be set at 100% of his base salary. Mr. Gacek will also be eligible to participate in the Company's Change in Control Program, as further described below.

    In the event Mr. Gacek's employment is involuntarily terminated by the Company other than for "cause" (as defined in by the Change in Control Agreement described below), and in a context other than a Change in Control (in which case the Change in Control Agreement is the sole source of severance benefits), Mr. Gacek will receive the equivalent of twelve (12) months of base salary and twelve months (12) of benefits continuation through COBRA in exchange for his execution of a separation agreement and general release.

    Mr. Gacek was granted (i) an option to purchase 1,300,000 shares of the Company's common stock at a per share purchase price equal to the fair market value of a share of Company's common stock on the effective date of grant and (ii) 300,000 restricted stock units. The option grant will vest and become exercisable as to 25% of the shares subject to the option on the first anniversary of the grant date and the remaining 75% of the shares will vest in equal monthly installments over the remaining three years such that all of the shares subject to the option will vest on the fourth anniversary of the effective date of grant. The restricted stock units will vest annually over a three year period from the effective date of the grant such that they are all vested on the three year anniversary of the grant date. For both the options and the restricted stock units, vesting is subject to Mr. Gacek's continued employment.

    Mr. Gacek will be eligible for another annual equity grant in 2013.

The full text of Mr. Gacek's employment offer letter is attached to this Form 8-K as Exhibit 10.1.  This description is qualified by reference to the actual text of the agreement

Appointment of Mr. Belluzzo as Executive Chairman

Effective April 1, 2011, the board of directors of Quantum Corporation (the "Company") appointed Richard E. Belluzzo, 57, the Company's current Chief Executive Officer, to be the Executive Chairman of the Board to serve in that capacity until August 15, 2012.

Mr. Belluzzo joined the Company as Chief Executive Officer in September 2002. He has been Chairman of the Board since July 2003. Before joining Quantum, from September 1999 to May 2002, Mr. Belluzzo held senior management positions with Microsoft Corp., most recently President and Chief Operating Officer. Prior to Microsoft, from January 1998 to September 1999, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics, Inc. Before his tenure at Silicon Graphics, from 1975 to January 1998, Mr. Belluzzo was with Hewlett-Packard, most recently as Executive Vice President of the computer organization.

Mr. Belluzzo does not have any family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Compensatory Arrangements for Mr. Belluzzo

In connection with Mr. Belluzzo's appointment, the Company entered into an offer letter with Mr. Belluzzo, the material terms of which are as follows:

    Mr. Belluzzo will be paid an annual base salary of $350,000 and a cash bonus of $450,000 in recognition of his past service to the Company.

    Mr. Belluzzo will also be eligible to participate in the Company's Change in Control Program through August 15, 2012, as further described below.

    In the event Mr. Belluzzo's employment is involuntarily terminated by the Company other than for "cause" (as defined in by the Change in Control Agreement described below), and in a context other than a Change in Control (in which case the Change in Control Agreement is the sole source of severance benefits), Mr. Belluzzo will receive a cash severance amount equal to the amount he would have received for base salary through August 15, 2012, full acceleration of vesting of all of his outstanding options and restricted stock unit awards and benefits continuation through COBRA through August 15, 2012 in exchange for his execution of a separation agreement and general release.

    The Board of Directors approved a modification to the vesting of 183,334 of his unvested restricted stock units that were scheduled to vest in July 2013. These restricted stock units will now vest ratably each month beginning on June 1, 2011 through July 1, 2012.

    Mr. Belluzzo will be eligible for an annual equity grant as a Board member in August 2011.

The full text of Mr. Belluzzo's offer letter is attached to this Form 8-K as Exhibit 10.2.  This description is qualified by reference to the actual text of the agreement

Change of Control Agreements

Effective April 1, 2011, the board of directors of the Company approved Change of Control Agreements (each, an "Agreement") for Messrs. Belluzzo and Gacek; Linda M. Breard, Chief Financial Officer; William C. Britts, Executive Vice President, Sales, Marketing and Service; and Shawn D. Hall, Senior Vice President, General Counsel and Secretary. The Agreements replace prior change of control agreements (the "Old Agreements") that expired by their terms on April 1, 2011.

Under the Agreement for Mr. Gacek, if a "change in control" of the Company occurs and within 12 months following the change in control, Mr. Gacek's employment with the Company ends as a result of an "involuntary termination" (as each such term is defined in the Agreement), Mr. Gacek will be entitled to a lump sum payment equal to 200% of the sum of his base salary and target bonus, 100% accelerated vesting of his then-outstanding equity awards, and reimbursement for monthly premiums for COBRA continuation health coverage for one year.

In order to receive these severance benefits, Mr. Gacek must sign and not revoke a release of claims in favor of the Company and agree to not solicit the Company's employees for other employment for a period of 12 months following Mr. Gacek's termination of employment. The cash severance benefits would be payable 61 days following termination of employment assuming the release of claims has been signed and not revoked. If Mr. Gacek's severance benefits otherwise would be subject to the golden parachute excise tax under section 280G of the Internal Revenue Code, his benefits will be either paid in full (with Mr. Gacek paying the excise tax) or reduced so that no excise tax applies, whichever results in the better after-tax result for Mr. Gacek. Mr. Gacek will not be entitled to a gross-up from the Company for any such excise tax.

The Agreement for each of the executive officers named above is similar to the Agreement for Mr. Gacek except that the percentage of base salary and target bonus payable for an involuntary termination is 150% rather than 200%.

The Agreement for Mr. Belluzzo is similar to the Agreement for Mr. Gacek except that the lump sum payment payable for an involuntary termination is equal to the base compensation he would have earned if he remained employed through August 15, 2012.

A copy of the Agreement for Mr. Gacek and Mr. Belluzzo, and a copy of the form of Agreement for each of the executive officers are filed with this Current Report on Form 8-K as Exhibits 10.3 - 10.5, respectively.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment offer letter, dated March 31, 2011, between Registrant and Jon W. Gacek.
10.2	Offer letter, dated March 31, 2011, between Registrant and Richard E. Belluzzo.
10.3	Chief Executive Change of Control Agreement between Registrant and Jon W. Gacek.
10.4	Executive Chairman Change of Control Agreement between Registrant and Richard E. Belluzzo.
10.5	Form of Officer Change of Control Agreement between Registrant and each of Registrant's Executive Officers (other than the Chief Executive Officer).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION
April 5, 2011	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment offer letter, dated March 31, 2011, between Registrant and Jon W. Gacek.
10.2	Offer letter, dated March 31, 2011, between Registrant and Richard E. Belluzzo.
10.3	Chief Executive Change of Control Agreement between Registrant and Jon W. Gacek.
10.4	Executive Chairman Change of Control Agreement between Registrant and Richard E. Belluzzo.
10.5	Form of Officer Change of Control Agreement between Registrant and each of Registrant's Executive Officers (other than the Chief Executive Officer).